UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   July 12, 2009

ECO GLOBAL CORPORATION
(Name of small business issuer in it charter)

Nevada	000-52333	20-3955577
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 Worthington St. Suite 203 - Spring Valley, CA 91977
(Address of principal executive offices and zip code)

800-743-1824
Issuer's telephone number:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On July 12, 2009, Harry Elliott was appointed as a director and Secretary of Eco Global Corporation (the "Company").  There are no understandings or arrangements between Mr. Elliott and any other person pursuant to which he was selected as a director.  Mr. Elliott presently does not serve on any Company committee. Mr. Elliott may be appointed to serve as a member of a committee although there are no current plans to appoint him to a committee as of the date hereof.  Mr. Elliott does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.   Mr. Elliott has never entered into a transaction, nor is there any proposed transaction, between Mr. Elliott and the Company.

Mr. Elliott Mr. Harry G. Elliott is a retired financial executive. His career has included the insurance, real estate and lending industries, retiring as Chairman and CEO of Adalyn  Financial Services.  He has been, and is currently, a member of the Board of Directors of Hometrend, Inc. He was, until December 2005 a Director and Secretary of AmeraMex International, Inc., both public corporations.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO GLOBAL CORPORATION

Date: July 17, 2009	By:	/s/ Daniel Correa
Name: Daniel Correa
Title: Chief Executive Officer